Exhibit 99.1

ProMIS Neurosciences Announces Up to $175 Million Private Placement Financing

Extends cash runway into 2028

Proceeds expected to enable completion of ProMIS’ landmark Phase 1b AD study and support execution of key clinical milestones

Blinded 6-month top-line data expected mid-2026; 12-month top-line data expected toward end of 2026

CAMBRIDGE, Massachusetts – January 30, 2026 – ProMIS Neurosciences Inc. (Nasdaq: PMN) (“ProMIS” or the “Company”), a clinical-stage biotechnology company focused on the generation and development of antibody therapeutics and vaccines targeting toxic misfolded proteins in neurodegenerative diseases, such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and Parkinson’s disease (PD), today announced that it has entered into a securities purchase agreement with certain new and existing institutional and accredited investors to issue and sell up to an aggregate of approximately $175 million comprised of (i) 6,815,296 common shares, no par value (the “Common Shares”), (ii) Common Share Warrants to purchase 6,915,296 Common Shares or Pre-Funded Warrants in lieu thereof (the “Common Share Warrants”), and (iii) Pre-Funded Warrants to purchase 100,000 Common Shares (the “Pre-Funded Warrants”, and the Common Shares issuable upon exercise of the Common Share Warrants and Pre-Funded Warrants, the “Warrant Shares”).

6,090,075 Common Shares were sold at a price of $10.77 per Common Share, 100,000 Pre-Funded Warrants were sold at a price of $10.77 less an exercise price $0.0001 per Warrant Share and 725,221 Common Shares were sold at a price of $12.13 per Common Share to certain affiliates and insiders of the Company. The Common Share Warrants have an exercise price of $14.40, are exercisable immediately and will expire upon the earlier of (i) within 60 days of the Milestone Event (as defined below) or (ii) February 3, 2031. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. For purposes of the foregoing, the “Milestone Event” means the public announcement via press release or the filing of a Current Report on Form 8-K of topline data from the cohorts treated with single ascending doses of PMN310.

The private investment in public equity (“PIPE”) financing is being co-led by Janus Henderson and Ally Bridge Group, with participation from new and existing investors, including Deep Track Capital, Great Point Partners, LLC, Trails Edge Capital Partners, Wellington Management, and Woodline Partners LP. The ProMIS CEO and members of the management team and Board of Directors are also participating.

“We are pleased to have the support of such a high-caliber group of sophisticated healthcare investors in this transformational financing” said Neil Warma, Chief Executive Officer of ProMIS. “We expect the proceeds to enable the anticipated completion of our landmark Phase 1b Alzheimer’s disease clinical study and accelerate development of the subcutaneous formulation of PMN310. We believe we remain on track to report blinded top-line data in mid-2026 and 12-month top-line data toward the end of 2026.”

ProMIS anticipates the upfront gross proceeds from the PIPE financing to be approximately $75 million, before deducting fees to the placement agents and other offering expenses payable by the Company, and up to an additional approximately $100 million in gross proceeds if the Common Share Warrants and Pre-Funded Warrants are fully exercised for cash. The financing is expected to close on February 3, 2026, subject to customary closing conditions.

Guggenheim Securities acted as lead placement agent and Ceros Financial Services, Inc. and Leede Financial Inc. acted as placement agents in the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. ProMIS Neurosciences has agreed to file a registration statement with the SEC registering the resale of the Common Shares and the Common Shares issuable upon the exercise of the Common Share Warrants and Pre-Funded Warrants issued in the PIPE financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or other jurisdiction.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences is a clinical-stage biotechnology company committed to the discovery and development of therapeutic antibodies and vaccines selective for toxic oligomers associated with the development and progression of neurodegenerative and other misfolded protein diseases. The Company’s proprietary target discovery engine, EpiSelect™, has been shown to predict novel targets known as Disease Specific Epitopes (DSEs) on the molecular surface of misfolded proteins that cause neurodegenerative and other misfolded protein diseases, including Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), multiple system atrophy (MSA), and Parkinson’s Disease (PD). ProMIS has offices in Cambridge, Massachusetts (USA) and Toronto, Ontario (CAN).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, ”forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “excited to”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, ”is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the expected timing for the closing of the PIPE financing, the anticipated use of proceeds from the PIPE financing, the potential exercise of the Common Share Warrants and anticipated proceeds therefrom, and planned timing to report blinded top-line data and 12-month top-line data. Statements containing forward-looking information are not historical facts but instead represent management’s current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company’s most recently Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission, and subsequent quarterly reports. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Please submit media inquiries to info@promisneurosciences.com.

For Investor Relations, please contact:
Kaytee Bock Zafereo
katherine.bock@promisneurosciences.com